UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 4, 2009

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2009, the Compensation Committee (the "Compensation Committee") of the Board of Directors of Loral Space & Communications Inc. ("Loral" or the "Company") approved payments under the Company’s management incentive bonus ("MIB") program for the year ending December 31, 2008 for its named executive officers (the "NEOs"). Determination of the amount of the bonus awards was based upon the satisfaction of the performance goals established under the MIB program after computation of the performance metrics for 2008.

Loral Corporate Office Employees

With respect to the NEOs employed by the corporate office (Messrs. Targoff, Mastoloni, Rein and Katz), each NEO had a target bonus opportunity, which was a percentage of his base salary (125% for Mr. Targoff and 45% for each of Messrs. Mastoloni, Rein and Katz). The NEO’s target bonus was payable if the Company achieved certain target performance goals as described below.

The performance goals for 2008 for Mr. Targoff consisted of three components—(i) consolidated EBITDA for Loral; (ii) performance at SS/L; and (iii) performance at Telesat Canada ("Telesat").

The performance goals for 2008 for Messrs. Mastoloni, Rein and Katz consisted of three components—(i) consolidated EBITDA for Loral; (ii) performance at SS/L; and (iii) satisfaction of certain individual objectives.

EBTIDA Component

A portion of an NEO’s target bonus opportunity (12.5% in the case of Mr. Targoff and 18.75% in the case of the other corporate office NEOs) was based on achievement of target levels of consolidated adjusted EBITDA (actual consolidated EBITDA for the year ended December 31, 2008 adjusted for non-recurring or unusual items and non-operating changes from the plan).

The consolidated EBITDA component further provided for participants to earn more or less than their target bonus opportunity (between 70% and 130% of target) for achievement by the Company of adjusted EBITDA that is between 70% and 130% of the established target levels.

SS/L Performance Component

A portion of an NEO’s target bonus opportunity (37.5% in the case of Mr. Targoff and 56.25% in the case of the other corporate office NEOs) was based on achievement of target levels of SS/L performance. The SS/L performance component was further divided into three segments related to achievement of specific quantitative goals related to the operation of SS/L during the year. These segments consisted of contribution from backlog, contribution from new business and 2008 spending.

The SS/L performance-based component similarly provided for participants to earn more or less than their target bonus opportunity if SS/L performance was within certain ranges above or below the targeted SS/L performance.

Telesat Performance Component

Fifty percent (50%) of Mr. Targoff’s target bonus opportunity was based on achievement of target levels of Telesat’s consolidated adjusted EBITDA (Telesat’s actual consolidated EBITDA for the year ended December 31, 2008 adjusted for non-recurring or unusual items and non-operating changes from Telesat’s plan).

The Telesat performance-based component similarly provided for Mr. Targoff to earn more or less than his target bonus opportunity if Telesat performance was within certain ranges above or below the targeted Telesat performance.

Individual Objectives

25% of each NEO’s target bonus opportunity, other than Mr. Targoff’s, was based on satisfaction of specified individual objectives for such NEO.

Based on the performance metrics described above, Mr. Targoff was awarded a bonus of $1,445,188 and, based on the performance metrics described above and achievement of their individual objectives, Messrs. Mastoloni, Rein and Katz were awarded bonuses of $256,389, $240,415 and $239,449, respectively.

Mr. DeWitt

Mr. DeWitt’s target bonus opportunity was 60% of base salary earned and was payable based solely on achievement by SS/L of target performance goals for SS/L. These goals were further divided into four segments related to achievement of specific quantitative goals related to the operation of SS/L during the year. These segments consisted of SS/L EBITDA, contribution from backlog, contribution from new business and 2008 spending. Like the other NEOs, Mr. DeWitt was eligible to earn more or less than his target bonus opportunity if SS/L’s performance was within certain ranges above or below the targeted SS/L performance. Based on these performance metrics, Mr. DeWitt was awarded a bonus of $338,000.

Grant of Restricted Stock Units

On March 5, 2009, the Compensation Committee approved awards of restricted stock units (the "RSUs") for Messrs. Targoff and DeWitt. Each RSU has a value equal to one share of Loral Voting Common Stock, par value $0.01 per share (the "Stock") and generally provides the recipient with the right to receive one share of Stock or cash equal to one share of Stock, at the option of the Company, on the settlement date.

The following describes the terms and conditions of the RSUs granted to Messrs. Targoff and DeWitt.

Mr. Targoff was awarded 85,000 RSUs (the "Initial Grant") on March 5, 2009. In addition, the Company agreed to grant to Mr. Targoff 50,000 RSUs on the first anniversary of the grant date and another 40,000 RSUs on the second anniversary of the grant date (the "Subsequent Grants"). Vesting of the Initial Grant requires the satisfaction of two conditions: a time-based vesting condition and a stock price vesting condition. No vesting of the Initial Grant will occur unless both vesting conditions are satisfied. Because both the time-based vesting condition and the stock-price vesting condition must be satisfied for the Initial Grant to vest, to the extent that one vesting condition is satisfied prior to the satisfaction of the other vesting condition, vesting will be delayed until the date that both vesting conditions are satisfied. Vesting of the Subsequent Grants is subject only to the stock-price vesting condition. The time-based vesting condition for the Initial Grant will be satisfied upon Mr. Targoff’s continued employment through March 5, 2010, the first anniversary of the grant date. The stock price vesting condition, which applies to both the Initial Grant and the Subsequent Grants, will be satisfied only when the average closing price of the Stock over a period of 20 consecutive trading days is at or above $25 during the period commencing on the grant date and ending on March 31, 2013. The time-based vesting condition of the Initial Grant and the Company’s obligation to make the Subsequent Grants are subject to full or partial acceleration upon Mr. Targoff’s death, disability, termination of employment without cause or resignation for good reason or upon a change of control of Loral. Vested RSUs will be settled, and cash or Stock will be distributed to Mr. Targoff, on the earliest to occur of (w) March 31, 2013; (x) Mr. Targoff’s death or disability; (y) Mr. Targoff’s separation from service; and (z) a change of control of Loral.

Mr. DeWitt was awarded 25,000 RSUs on March 5, 2009 with the following vesting schedule: 66.67% of Mr. DeWitt’s RSUs vest on March 5, 2010, and 4.16% of his RSUs vest over each of the next eight quarters on the second Monday of each June, September, December and March, through March 12, 2012, provided Mr. DeWitt remains employed on each vesting date. Vesting is subject to full or partial acceleration upon Mr. DeWitt’s death, disability or termination of employment without cause, or upon a change of control of Loral or SS/L. Vested RSUs will be settled, and cash or Stock will be distributed to Mr. DeWitt, on the earliest to occur of (w) March 12, 2012; (x) Mr. DeWitt’s death or disability; (y) Mr. DeWitt’s separation from service; and (z) a change of control of Loral or SS/L.

Item 9.01 Financial Statements and Exhibits.

10.1 Restricted Stock Unit Agreement dated March 5, 2009 between Loral Space & Communications Inc. and Michael B. Targoff

10.2 Restricted Stock Unit Agreement dated March 5, 2009 between Loral Space & Communications Inc. and C. Patrick DeWitt

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

March 10, 2009	By:	Avi Katz

Name: Avi Katz
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	10.1 Restricted Stock Unit Agreement dated March 5, 2009 between Loral Space & Communications Inc. and Michael B. Targoff
10.2	10.1 Restricted Stock Unit Agreement dated March 5, 2009 between Loral Space & Communications Inc. and C. Patrick DeWitt